UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 11, 2015

 Applied Micro Circuits Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
215 Moffett Park Drive, Sunnyvale, California 94089
(Address of Principal Executive Offices)
(408) 542-8600
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2015, Applied Micro Circuits Corporation (the “Company”) announced that it had invited Mr. Christopher Zepf to join the Board of Directors of the Company (the “Board”). The appointment of Mr. Zepf to the Board will be formalized at the May 20, 2015 Board meeting, to be effective immediately following the meeting. In connection with adding Mr. Zepf to the Board, effective May 20, 2015, the size of the Board will be increased from six to seven members in accordance with the Bylaws of the Company.
Mr. Zepf, 43, is Managing Principal and Portfolio Manager of Kingdom Ridge Capital, LLC (“Kingdom Ridge”), an alternative investment management organization and SEC-registered investment advisor with a focus on public equities in the technology sector, which he founded in 2007. Kingdom Ridge currently holds 9.9% of the Company’s outstanding shares of common stock. Before founding Kingdom Ridge, Mr. Zepf managed a technology securities portfolio at SAC Capital Advisors, LLC from 2002-2007. Mr. Zepf began his investment management career in 1997 at Fidelity Management & Research in Boston, Massachusetts. Before Fidelity, he worked at investment bank Wasserstein Perella.
Except as described below, there is no arrangement or understanding between Mr. Zepf and any other persons pursuant to which he will be appointed as a Director of the Company, and Mr. Zepf is not currently engaged, and has not been engaged during the last fiscal year, in any related person transaction with the Company within the meaning of Item 404(a) of Regulation S-K. Mr. Zepf will receive compensation for his service as a Director as described in the letter agreement dated May 11, 2015 by and among the Company, Mr. Zepf and Kingdom Ridge (the “Letter Agreement”); such compensation is in accordance with the Company’s standard compensation policies for non-employee Directors in effect since August 2014. The Letter Agreement also sets forth certain voting agreements and additional covenants by and among the Company, Mr. Zepf and Kingdom Ridge. This description of the Letter Agreement is qualified in its entirety by the terms of the Letter Agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein. In connection with his appointment to the Board, Mr. Zepf and the Company will also enter into an indemnification agreement in the Company’s standard form for its Directors and officers. This form was previously filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated September 26, 2013.
A copy of the press release announcing Mr. Zepf’s upcoming appointment as Director is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

99.1    Letter Agreement among the Company, Christopher Zepf, and Kingdom Ridge Capital, LLC, dated May 11, 2015.

99.2    Press Release dated May 14, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: May 14, 2015	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1	Letter Agreement among the Company, Christopher Zepf, and Kingdom Ridge Capital, LLC, dated May 11, 2015.

99.2	Press Release dated May 14, 2015.